Exhibit 99.2

                            JOINT FILING AGREEMENT

In accordance with Rule 13d-1(f)(1) of Regulation 13D of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of this statement and any amendments hereto.

Date:  June 18, 1999

                             VIRBAC S.A.

                             By:    /s/ PASCAL BOISSY
                             Name:  Pascal Boissy
                             Title:  President


                             DURVET/PMR, L.P.
                             By:  DURVET, INC.,
                                    its general partner

                             By:   /s/ ROBERT E. HORMANN
                             Name: Robert E. Hormann
                             Title:  President

                             /s/ W. M. JONES, JR.
                             W.M. Jones, Jr.

                             /s/ BRUCE G. BAKER
                             Bruce G. Baker

                             /s/ ROBERT W. SCHLUTZ
                             Robert W. Schlutz

                             /s/ ALEC L. POITEVINT, II
                             Alec L. Poitevint, II

                             /s/ ROBERT E. HORMANN
                             Robert E. Hormann

                             /s/ ROBERT J. ELFANBAUM
                             Robert J. Elfanbaum